For: Short-Term Bond, U.S. Bond Index, and Series Investment Grade Bond

A special meeting of the fund's shareholders was held on July 15, 2009. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
James C. Curvey
Affirmative	29,535,490,304.51	95.434
Withheld	1,412,983,688.53	4.566
TOTAL	30,948,473,993.04	100.000
Albert R. Gamper, Jr.
Affirmative	29,631,645,146.15	95.745
Withheld	1,316,828,846.89	4.255
TOTAL	30,948,473,993.04	100.000
Abigail P. Johnson
Affirmative	29,481,082,358.76	95.259
Withheld	1,467,391,634.28	4.741
TOTAL	30,948,473,993.04	100.000
Arthur E. Johnson
Affirmative	29,601,580,051.86	95.648
Withheld	1,346,893,941.18	4.352
TOTAL	30,948,473,993.04	100.000
Michael E. Kenneally
Affirmative	29,688,902,929.52	95.930
Withheld	1,259,571,063.52	4.070
TOTAL	30,948,473,993.04	100.000
James H. Keyes
Affirmative	29,647,356,020.99	95.796
Withheld	1,301,117,972.05	4.204
TOTAL	30,948,473,993.04	100.000
Marie L. Knowles
Affirmative	29,665,215,088.51	95.854
Withheld	1,283,258,904.53	4.146
TOTAL	30,948,473,993.04	100.000
Kenneth L. Wolfe
Affirmative	29,580,330,647.68	95.579
Withheld	1,368,143,345.36	4.421
TOTAL	30,948,473,993.04	100.000
PROPOSAL 2
To amend the Declaration of Trust to reduce the required quorum for future shareholder meetings.A
Affirmative	22,342,326,668.95	72.192
Against	5,700,226,054.43	18.418
Abstain	2,112,037,717.17	6.825
Broker Non-Votes	793,883,552.49	2.565
TOTAL	30,948,473,993.04	100.000
A Denotes trust-wide proposal and voting results.

For: Investment Grade Bond

A special meeting of the fund's shareholders was held on July 15, 2009. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1

To elect a Board of Trustees.A
	# of Votes	% of Votes
James C. Curvey
Affirmative	29,535,490,304.51	95.434
Withheld	1,412,983,688.53	4.566
TOTAL	30,948,473,993.04	100.000
Albert R. Gamper, Jr.
Affirmative	29,631,645,146.15	95.745
Withheld	1,316,828,846.89	4.255
TOTAL	30,948,473,993.04	100.000
Abigail P. Johnson
Affirmative	29,481,082,358.76	95.259
Withheld	1,467,391,634.28	4.741
TOTAL	30,948,473,993.04	100.000
Arthur E. Johnson
Affirmative	29,601,580,051.86	95.648
Withheld	1,346,893,941.18	4.352
TOTAL	30,948,473,993.04	100.000
Michael E. Kenneally
Affirmative	29,688,902,929.52	95.930
Withheld	1,259,571,063.52	4.070
TOTAL	30,948,473,993.04	100.000
James H. Keyes
Affirmative	29,647,356,020.99	95.796
Withheld	1,301,117,972.05	4.204
TOTAL	30,948,473,993.04	100.000
Marie L. Knowles
Affirmative	29,665,215,088.51	95.854
Withheld	1,283,258,904.53	4.146
TOTAL	30,948,473,993.04	100.000
Kenneth L. Wolfe
Affirmative	29,580,330,647.68	95.579
Withheld	1,368,143,345.36	4.421
TOTAL	30,948,473,993.04	100.000
PROPOSAL 2
To amend the Declaration of Trust to reduce the required quorum for future shareholder meetings.A
Affirmative	22,342,326,668.95	72.192
Against	5,700,226,054.43	18.418
Abstain	2,112,037,717.17	6.825
Broker Non-Votes	793,883,552.49	2.565
TOTAL	30,948,473,993.04	100.000
PROPOSAL 3

For Fidelity Investment Grade Bond Fund, a shareholder proposal concerning "procedures to prevent holding investments in companies that, in the judgement of the Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights."

	# of Votes	% of Votes
Affirmative	533,669,832.89	16.669
Against	2,451,794,789.83	76.578
Abstain	116,980,179.32	3.655
Broker Non-Votes	99,215,159.14	3.098
TOTAL	3,201,659,961.18	100.000
A Denotes trust-wide proposal and voting results.

For: Intermediate Bond

A special meeting of the fund's shareholders was held on July 15, 2009. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
James C. Curvey
Affirmative	29,535,490,304.51	95.434
Withheld	1,412,983,688.53	4.566
TOTAL	30,948,473,993.04	100.000
Albert R. Gamper, Jr.
Affirmative	29,631,645,146.15	95.745
Withheld	1,316,828,846.89	4.255
TOTAL	30,948,473,993.04	100.000
Abigail P. Johnson
Affirmative	29,481,082,358.76	95.259
Withheld	1,467,391,634.28	4.741
TOTAL	30,948,473,993.04	100.000
Arthur E. Johnson
Affirmative	29,601,580,051.86	95.648
Withheld	1,346,893,941.18	4.352
TOTAL	30,948,473,993.04	100.000
Michael E. Kenneally
Affirmative	29,688,902,929.52	95.930
Withheld	1,259,571,063.52	4.070
TOTAL	30,948,473,993.04	100.000
James H. Keyes
Affirmative	29,647,356,020.99	95.796
Withheld	1,301,117,972.05	4.204
TOTAL	30,948,473,993.04	100.000
Marie L. Knowles
Affirmative	29,665,215,088.51	95.854
Withheld	1,283,258,904.53	4.146
TOTAL	30,948,473,993.04	100.000
Kenneth L. Wolfe
Affirmative	29,580,330,647.68	95.579
Withheld	1,368,143,345.36	4.421
TOTAL	30,948,473,993.04	100.000
PROPOSAL 2
To amend the Declaration of Trust to reduce the required quorum for future shareholder meetings.A
Affirmative	22,342,326,668.95	72.192
Against	5,700,226,054.43	18.418
Abstain	2,112,037,717.17	6.825
Broker Non-Votes	793,883,552.49	2.565
TOTAL	30,948,473,993.04	100.000
PROPOSAL 3

A shareholder proposal concerning "procedures to prevent holding investments in companies that, in the judgment of the Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights."

The fund did not achieve quorum with respect to this proposal, and therefore no action was taken at the meeting and subsequent adjournments. Because sufficient votes in favor of the proposal were not received, on August 14, 2009, the proxies in their discretion determined not to adjourn the meeting further on this item.

A Denotes trust-wide proposal and voting results.